UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 16, 2016

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 16, 2016, Synaptics Incorporated (the “Company”) implemented a reduction in force program that will eliminate approximately 160 employee positions and reduce headcount globally by approximately 9%. The Company will also implement a space consolidation program affecting certain of its locations. These programs represent cost-cutting measures to align the Company’s cost structure consistent with its revenue levels.

The Company currently expects the reduction in force charges, consisting primarily of severance and other one-time benefits, to be in the range of $10.0 to $11.0 million; and the space consolidation, consisting primarily of lease cancellation charges and related costs, to be in the range of $3.0 to $4.0 million. The costs associated with the reduction in force and the space consolidation actions will be paid predominantly in cash. The Company anticipates that these charges will be recognized in the Company’s fourth fiscal quarter of 2016, as well as in fiscal 2017.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) To align with the Company’s cost-cutting measures, including the reduction in force described in Item 2.05 above: Richard Bergman, the Company’s President, Chief Executive Officer and a member of its Board of Directors, requested a voluntary and temporary base salary reduction for the Company’s fiscal year ending June 24, 2017 of 20%; and each of Company’s other current “named executive officers” (Wajid Ali, Senior Vice President and Chief Financial Officer; Kevin Barber, Senior Vice President & General Manager, Smart Display Division; Scott Deutsch, Senior Vice President of Worldwide Sales; and Huibert Verhoeven, Senior Vice President & General Manager of the Human Interface Systems Division) requested a voluntary and temporary base salary reduction for the Company’s fiscal year ending June 24, 2017 of 10%. The temporary reduction will not affect the calculation of other benefits accruing to such officers to the extent such benefits are based on the officers’ base salary.

Item 8.01. Other Events.

To date, during its fourth quarter ending June 25, 2016, the Company has repurchased 1,045,841 shares at an average price of $64.14 per share, bringing its total share repurchase for fiscal 2016 to 2,714,554 shares, or approximately 7.2% of the shares outstanding at the beginning of fiscal 2016.

Caution Regarding Forward-Looking Statements

This Current Report contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 27, 2015, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: June 16, 2016	By:	/s/ Wajid Ali
Wajid Ali
Senior Vice President and Chief Financial Officer

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